Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2017 Results

•

Net service revenue of $99.4 million in the fourth quarter increased 4.3% from the comparable prior-year period (backlog conversion rate of 19.5%); Full year 2017 net service revenue of $386.5 million increased 4.3% from full year 2016.

•

Net new business awards of $114.7 million in the fourth quarter increased 15.1% from the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.15x; Full year 2017 net new business awards of $426.1 million decreased 0.2% from the prior year.

•

Fourth quarter 2017 GAAP net income was $11.3 million, or $0.30 per diluted share, versus a GAAP net loss of $0.0 million, or ($0.00) per diluted share, for the comparable prior-year period. GAAP net income for the full year 2017 was $39.1 million, or $0.98 per diluted share, versus GAAP net income of $13.4 million, or $0.37 per diluted share, for the full year 2016. Net income margin was 11.4% for the fourth quarter of 2017 and 10.1% for the full year 2017.

•

Adjusted EBITDA of $27.0 million for the fourth quarter decreased 1.7% from the comparable prior-year period, resulting in an Adjusted EBITDA margin of 27.2%; Adjusted EBITDA of $108.0 million for the full year 2017 decreased 4.7% from the prior year, resulting in an Adjusted EBITDA margin of 28.0%.

•

Adjusted Net Income of $14.8 million for the fourth quarter, or $0.39 per diluted share, increased 3.2% from the comparable prior-year period; Adjusted Net Income was $60.5 million for the full year 2017, or $1.52 per diluted share, an increase of 8.5% from the prior year.

CINCINNATI, OHIO, February 26, 2018-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter and Full Year 2017 Financial Results

Net service revenue for the three months ended December 31, 2017 was $99.4 million, an increase of 4.3%, compared to $95.4 million for the comparable prior-year period. Net service revenue for the year ended December 31, 2017 was $386.5 million, an increase of 4.3%, compared to $370.6 million for the year ended December 31, 2016.

Backlog as of December 31, 2017 grew 8.4% to $524.4 million from $483.9 million as of December 31, 2016. Net new business awards were $114.7 million, representing a net book-to-bill ratio of 1.15x for the fourth quarter of 2017, as compared to $99.7 million for the comparable prior-year period.  For the year ended December 31, 2017, net new business awards were $426.1 million, representing a net book-to-bill ratio of 1.10x, compared to $427.0 million for the year ended December 31, 2016. The Company calculates net book-to-bill ratio by dividing net new business awards by net service revenue.

For the fourth quarter of 2017, Direct costs, excluding depreciation and amortization, were $55.6 million, compared to $51.1 million in the fourth quarter of 2016.  Adjusted Direct costs were $56.4 million for the fourth quarter 2017, compared to $51.9 million in the fourth quarter of 2016.  For the full year 2017, Direct costs, excluding depreciation and amortization, were $211.8 million, compared to $198.5 million in the full year 2016.  Adjusted Direct costs were $215.0 million for the full year 2017, compared to $198.1 million in the full year 2016.

Selling, general and administrative expenses were $16.8 million in the fourth quarter of 2017, compared to $16.8 million in the fourth quarter of 2016.  Adjusted Selling, general and administrative expenses were $16.4 million for the fourth quarter 2017 versus $16.9 million in the fourth quarter of 2016.  For the full year 2017, Selling, general and administrative expenses were $63.4 million compared to $61.5 million in the full year 2016.  Adjusted Selling, general and administrative expenses were $63.1 million for the full year 2017 versus $58.8 million for the full year 2016.

GAAP net income for the fourth quarter of 2017 was $11.3 million, or $0.30 per diluted share, versus a GAAP net loss of $0.0 million, or ($0.00) per diluted share, for the fourth quarter of 2016.  This resulted in a net income (loss) margin of 11.4% and (0.0%) for the fourth quarter of 2017 and 2016, respectively. GAAP net income for the full year 2017 was $39.1 million, or $0.98 per diluted share, versus GAAP net income of $13.4 million, or $0.37 per diluted share, for the full year 2016. This resulted in a net income margin of 10.1% and 3.6% for the full year 2017 and 2016, respectively.

Adjusted EBITDA for the fourth quarter of 2017 was $27.0 million, or 27.2% of net service revenue, compared to $27.5 million, or 28.8% of net service revenue, for the comparable prior-year period.  Adjusted EBITDA for the full year 2017 decreased 4.7% to $108.0 million, or 28.0% of net service revenue, compared to $113.4 million, or 30.6% of net service revenue, for the prior year.

Adjusted Net Income for the fourth quarter of 2017 increased 3.2% to $14.8 million, compared to $14.3 million for the comparable prior-year period.  Adjusted Net Income per diluted share for the fourth quarter of 2017 was $0.39 compared to Adjusted Net Income per diluted share of $0.35 for the comparable prior-year period.  Adjusted Net Income for the full year 2017 increased 8.5% to $60.5 million, compared to $55.7 million for the prior year. Adjusted Net Income per diluted share for the full year 2017 was $1.52 compared to Adjusted Net Income per diluted share of $1.53 for the prior year.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Share Repurchase Authorization

The Company’s share repurchase program initiated in 2017 terminated in the fourth quarter and the Company’s Board of Directors has authorized new share repurchases of up to $50 million of the Company’s common stock in the open market or negotiated transactions, at the discretion of our management. The extent and timing of repurchases depends on market conditions, applicable regulatory requirements, and other considerations. The share repurchase authorization does not obligate the Company to acquire any minimum amount of common stock and any repurchase program may be modified, limited, extended, suspended or terminated at any time at the

Company’s discretion. The Company currently expects that any repurchases under the program would be made in compliance with the

SEC’s Rules 10b-5 and 10b-18.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $26.5 million at December 31, 2017, and the Company generated $28.7 million in cash flow from operating activities during the fourth quarter of 2017. During the fourth quarter of 2017, the Company repurchased 2.0 million shares from Cinven Capital Management (V) General Partner Limited for a total of $60.3 million.

Financial Guidance

On January 1, 2018, the Company adopted ASC 606 “Revenue from Contracts with Customers.” For full-year 2018, the Company is providing guidance under ASC 605, excluding the impact of the new accounting standard, for comparability purposes. The Company forecasts 2018 net service revenue in the range of $412 million to $428 million, representing growth of 6.6% to 10.7% over 2017 net service revenue of $386.5 million.  GAAP net income for full year 2018 is forecasted in the range of $43.9 million to $48.1 million.  Additionally, full-year 2018 Adjusted EBITDA is expected in the range of $102 million to $108 million.

Based on forecasted 2018 net service revenue of $412 million to $428 million and GAAP net income of $43.9 million to $48.1 million, diluted earnings per share (GAAP) is forecasted in the range of $1.21 to $1.33.  Adjusted Net Income for 2018 is forecasted in the range of $66.0 million to $70.0 million, compared to Adjusted Net Income of $60.5 million for 2017.  Furthermore, Adjusted Net Income per diluted share for 2018 is expected in the range of $1.82 to $1.93 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 27, 2018, to discuss its fourth quarter and full year 2017 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 5099654.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com.  The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, February 27, 2018 until 12:00 p.m. ET on Tuesday, March 13, 2018.  To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 5099654.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries.  Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective.  Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,500 people across 35 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the end result of any negotiations between the U.K. government and the EU regarding the terms of the U.K.'s exit from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 28, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and  Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period.  Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis.  Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to

Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses.  We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:	(Unaudited)
Service revenue, net	$99,448	$95,376	$386,462	$370,621
Reimbursed out-of-pocket revenue	13,234	12,867	49,690	50,961
Total revenue	112,682	108,243	436,152	421,582
Operating expenses:
Direct costs, excluding depreciation and amortization	55,569	51,074	211,773	198,510
Reimbursed out-of-pocket expenses	13,234	12,867	49,690	50,961
Selling, general and administrative	16,842	16,783	63,357	61,507
Depreciation	2,106	1,961	8,574	7,442
Amortization	9,494	12,668	37,900	50,672
Total operating expenses	97,245	95,353	371,294	369,092
Income from operations	15,437	12,890	64,858	52,490
Other expense, net:
Loss on extinguishment of debt	-	(10,726)	-	(10,726)
Miscellaneous income (expense), net	288	896	(354)	(423)
Interest expense, net	(2,051)	(2,834)	(7,559)	(19,384)
Total other expense, net	(1,763)	(12,664)	(7,913)	(30,533)
Income before income taxes	13,674	226	56,945	21,957
Income tax provision	2,383	247	17,823	8,532
Net income (loss)	$11,291	$(21)	$39,122	$13,425
Net income (loss) per share attributable to common shareholders:
Basic	$0.30	$(0.00)	$1.00	$0.38
Diluted	$0.30	$(0.00)	$0.98	$0.37
Weighted average common shares outstanding:
Basic	36,840	40,660	39,056	35,690
Diluted	37,755	40,660	39,839	36,329

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)	As Of
	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$26,485	$37,099
Restricted cash	7	308
Accounts receivable and unbilled, net	83,079	79,767
Prepaid expenses and other current assets	20,400	16,074
Total current assets	129,971	133,248
Property and equipment, net	48,739	43,805
Goodwill	660,981	660,981
Intangible assets, net	98,740	136,071
Deferred income taxes	6,343	97
Other assets	5,943	4,903
Total assets	$950,717	$979,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,674	$10,911
Accrued expenses	23,673	24,417
Pre-funded study costs	57,406	51,948
Advanced billings	73,756	65,668
Current portion of long-term debt	16,500	12,375
Other current liabilities	4,697	3,284
Total current liabilities	192,706	168,603
Long-term debt, net, less current portion	205,111	151,267
Deemed landlord liability, less current portion	26,602	28,527
Deferred income tax liability	560	12,030
Deferred credit	11,468	-
Other long-term liabilities	10,740	7,968
Total liabilities	447,187	368,395
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2017 and 2016, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2017 and 2016, respectively; 35,466,510 and 40,662,856 shares issued and outstanding at December 31, 2017 and 2016, respectively	355	407
Treasury stock - 200,000 shares at December 31, 2017	(6,030)	-
Additional paid-in capital	630,341	623,629
Accumulated deficit	(120,402)	(9,584)
Accumulated other comprehensive loss	(734)	(3,742)
Total shareholders’ equity	503,530	610,710
Total liabilities and shareholders’ equity	$950,717	$979,105

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,122	$13,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,574	7,442
Amortization	37,900	50,672
Stock-based compensation expense	4,463	9,815
Amortization of debt issuance costs and discount	662	2,576
Loss on extinguishment of debt	-	10,726
Deferred income tax provision (benefit)	3,237	(9,006)
Amortization and adjustment of deferred credit	(8,781)	-
Other	(673)	(1,019)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(2,898)	(13,727)
Prepaid expenses and other current assets	(3,533)	(3,661)
Accounts payable	4,816	691
Accrued expenses	(1,313)	4,516
Pre-funded study costs	5,292	5,400
Advanced billings	7,735	14,723
Other assets and liabilities, net	2,782	(841)
Net cash provided by operating activities	97,385	91,732
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(11,724)	(13,537)
Acquisition of intangibles	(569)	-
Other	56	115
Net cash used in investing activities	(12,237)	(13,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for common stock issuance costs	-	(2,719)
Proceeds from stock option exercises	1,812	537
Repurchases of common stock	(155,583)	-
Excess tax benefit from stock-based compensation	-	25
Proceeds from issuance of debt, net of original issue discount	-	164,506
Payment of debt	(12,375)	(390,060)
Proceeds from revolving loan	100,000	-
Payments on revolving loan	(30,000)	-
Debt issuance costs	-	(1,802)
Payment of deemed landlord liability	(1,682)	(1,525)
Payment on debt extinguishment	-	(548)
Proceeds from common stock issued, net	-	173,578
Net cash used in financing activities	(97,828)	(58,008)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,765	(632)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(10,915)	19,670
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	37,407	17,737
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$26,492	$37,407

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (loss) (GAAP)	$11,291	$(21)	$39,122	$13,425
Interest expense, net	2,051	2,834	7,559	19,384
Income tax provision	2,383	247	17,823	8,532
Depreciation	2,106	1,961	8,574	7,442
Amortization	9,494	12,668	37,900	50,672
EBITDA (Non-GAAP)	$27,325	$17,689	$110,978	$99,455
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	5,668
Corporate campus lease payments (b)	(954)	(937)	(3,771)	(3,730)
Loss on extinguishment of debt (f)	-	10,726	-	10,726
Other transaction expenses (d)	630	-	835	1,247
Adjusted EBITDA (Non-GAAP)	$27,001	$27,478	$108,042	$113,366
Net income (loss) margin (GAAP)	11.4%	(0.0)%	10.1%	3.6%
Adjusted EBITDA margin (Non-GAAP)	27.2%	28.8%	28.0%	30.6%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (loss) (GAAP)	$11,291	$(21)	$39,122	$13,425
Amortization	9,494	12,668	37,900	50,672
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	5,668
Corporate campus lease payments - principal portion (b)	(442)	(396)	(1,682)	(1,525)
Loss on extinguishment of debt (f)	-	10,726	-	10,726
Other transaction expenses (d)	630	-	835	1,247
Deferred financing fees (c)	164	552	662	2,576
Income tax effect of adjustments (e)	(3,545)	(9,185)	(13,577)	(27,052)
Tax reform adjustments (g)	(2,795)	-	(2,795)	-
Adjusted net income (Non-GAAP)	$14,797	$14,344	$60,465	$55,737

Net income (loss) per diluted share (GAAP)	$0.30	$(0.00)	$0.98	$0.37
Adjusted net income per diluted share (Non-GAAP)	$0.39	$0.35	$1.52	$1.53
Diluted average common shares outstanding	37,755	40,660	39,839	36,329

RECONCILIATION OF ADJUSTED DIRECT COSTS
Direct costs, excluding depreciation and amortization (GAAP)	$55,569	$51,074	$211,773	$198,510
Corporate campus lease payments (b)	811	797	3,205	3,170
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	(3,615)
Adjusted direct costs (Non-GAAP)	$56,380	$51,871	$214,978	$198,065

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$16,842	$16,783	$63,357	$61,507
Corporate campus lease payments (b)	143	140	566	560
Other transaction expenses (d)	(630)	-	(835)	(1,247)
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	(2,053)
Adjusted selling, general and administrative (Non-GAAP)	$16,355	$16,923	$63,088	$58,767

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2018 GUIDANCE RECONCILIATION UNDER ASC 605 (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2018		Forecast 2018
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2017
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$43.9	$48.1	$1.21	$1.33	$39.1	$0.98
Adjustments:
Amortization	29.6	29.6	0.81	0.81	37.9	0.95
Other transaction expenses (d)	-	-	-	-	0.8	0.02
Corporate campus lease payments - principal portion (b)	(1.9)	(1.9)	(0.05)	(0.05)	(1.6)	(0.04)
Deferred financing fees (c)	0.7	0.7	0.02	0.02	0.7	0.02
Income tax effect of adjustments (e)	(6.3)	(6.5)	(0.17)	(0.18)	(13.6)	(0.34)
Tax reform adjustments (g)	-	-	-	-	(2.8)	(0.07)
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$66.0	$70.0	$1.82	$1.93	$60.5	$1.52
Depreciation	9.7	9.7
Income tax provision	18.9	20.9
Interest expense, net	7.4	7.4
Adjusted EBITDA (Non-GAAP)	$102.0	$108.0

(a)

Consists of period end mark-to-market fair value adjustments associated with liability classified awards.  Future stock based awards activity is expected to be classified as equity for accounting purposes and will not be subject to period ending fair value adjustments.

(b)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.   Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(c)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(d)	Represents advisory costs and other fees incurred in connection with the August 2016 initial public offering and the 2017 S-3 registration statement and the Prospectus.
(e)

Represents the tax effect of the total adjustments at 39% for 2016. Fourth quarter of 2017 and year-to-date 2017 is reflective of an estimated effective tax rate of 36%. For full year 2018 guidance, a tax rate of 22.0% to 25.0% is assumed.

(f)

Represents a loss on extinguishment of long-term debt in connection with the repayment and extinguishment of our obligations under the previous Senior Secured Credit Facilities during the fourth quarter of 2016.

(g)

Consists of one time adjustments due to U.S. federal tax reform passed in December 2017, including revaluation of deferred credit, partially offset by revaluation of deferred tax assets and deferred tax liabilities, transition tax, and other miscellaneous tax reform related items.